Tallowwood Isle - Florida

SUN COMMUNITIES, INC.®

PRESS RELEASE & SUPPLEMENTAL OPERATING & FINANCIAL DATA

FIRST QUARTER 2022

El Capitan Canyon - California

Carolina Pines - South Carolina

Palm Creek - Arizona

NEWS RELEASE
April 25, 2022

Sun Communities, Inc. Reports 2022 First Quarter Results

Southfield, Michigan, April 25, 2022 – Sun Communities, Inc. (NYSE: SUI) (the "Company"), a real estate investment trust ("REIT") that owns and operates, or has an interest in, manufactured housing ("MH") communities, recreational vehicle ("RV") resorts and marinas (collectively, the "properties"), today reported its first quarter results for 2022.

Financial Results for the Quarter ended March 31, 2022

For the quarter ended March 31, 2022, total revenues increased by $106.5 million, or 24.1 percent, to $548.5 million compared to approximately $442.0 million for the same period in 2021. Net income attributable to common shareholders was $0.7 million, or $0.01 per diluted common share, compared to net income attributable to common shareholders of $24.8 million, or $0.23 per diluted common share, for the same period in 2021.

Non-GAAP Financial Measures and Portfolio Performance

•Core Funds from Operations ("Core FFO")(1) for the quarter ended March 31, 2022, was $1.34 per diluted share and OP unit ("Share") as compared to $1.26 in the corresponding period in 2021, a 6.3 percent increase.

•Same Property(2) Net Operating Income ("NOI")(1) for the Company's MH and RV properties increased by 7.7 percent for the quarter ended March 31, 2022, as compared to the corresponding period in 2021.

•Same Property(2) NOI for the Company's marina properties increased by 1.2 percent for the quarter ended March 31, 2022, as compared to the corresponding period in 2021.

•Acquisitions totaled $1.6 billion during and subsequent to the quarter ended March 31, 2022, including 41 properties in the United Kingdom ("UK") and four marinas in the United States.

"Our strong first quarter performance builds on the momentum of last year as we delivered 6.3 percent growth in Core FFO per Share," said Gary A. Shiffman, Chairman and CEO. "With sustained tailwinds, the demand for attainable housing and outdoor vacationing continues to reach new levels, and with our best-in-class offering, Sun is uniquely positioned to meet these customer needs. We are pleased to have completed the acquisition of Park Holidays and already have a growing pipeline of acquisition opportunities in the UK. Furthermore, we have been active in the capital markets as we amended and upsized our Senior Credit Facility, issued $600 million of senior notes with a favorable rate lock, and settled forward equity sale agreements, all of which enhanced our balance sheet position. Over the years, Sun has delivered consistent and cycle tested organic cash flow growth, and today the number of compelling investment opportunities is more exciting than ever across our MH, RV and marina platforms."

i

OPERATING HIGHLIGHTS

Portfolio Occupancy

Total MH and annual RV occupancy was 97.5 percent at March 31, 2022 as compared to 97.3 percent at March 31, 2021, an increase of 20 basis points.

During the quarter ended March 31, 2022, the number of MH and annual RV revenue producing sites increased by 670 sites as compared to an increase of 514 sites during the quarter ended March 31, 2021, a 30.4 percent increase.

Same Property(2) Results - MH and RV

For the 425 MH and RV properties owned and operated by the Company since January 1, 2021, the following table reflects the percentage increases, both in total, and by segment, for the quarter ended March 31, 2022:

	Total MH and RV Same Property	MH Same Property	RV Same Property
Revenue	9.2%	4.4%	20.5%
Expense	12.7%	8.7%	17.6%
NOI	7.7%	3.0%	22.9%

Same Property adjusted occupancy(3) increased to 98.5 percent at March 31, 2022 from 96.9 percent at March 31, 2021, an increase of 160 basis points.

Same Property(2) Results - Marina

For the 101 Marina properties owned and operated by the Company since January 1, 2021, the following table reflects the percentage increases for the quarter ended March 31, 2022:

Marina Same Property
Revenue	7.7%
Expense	15.2%
NOI	1.2%

PORTFOLIO ACTIVITY

Acquisitions and Dispositions

During and subsequent to the quarter ended March 31, 2022, the Company acquired the following properties:

Property Name	Property Type	Sites, Wet Slips and Dry Storage Spaces	Development Sites	State / Province or Country	Total Purchase Price (in millions)	Month Acquired
Harrison Yacht Yard(a)	Marina	21	—	MD	$5.8	January
Outer Banks	Marina	196	—	NC	5.0	January
Jarrett Bay Boatworks	Marina	12	—	NC	51.4	February
Tower Marine	Marina	446	—	MI	20.0	March
Sandy Bay	MH	616	570	UK	183.5	March
Subtotal		1,291	570		$265.7

Acquisitions subsequent to quarter end
Park Holidays(b)	MH	15,906	1,140	UK	$1,242.1	April
Christies Parks(c)	MH	249	—	UK	10.1	April
Bluewater Yacht Sales	Marina	200	—	Various	25.0	April
Jarrett Bay Bluewater Yacht Sales(a)	Marina	—	—	Various	17.6	April
Subtotal		16,355	1,140		$1,294.8

Total acquisitions		17,646	1,710		$1,560.5
(a) Combined with an existing marina.
(b) Includes 40 owned properties.
(c) Combined with an existing adjacent MH community.

During and subsequent to the quarter ended March 31, 2022, the Company acquired 45 properties totaling 17,646 sites, wet slips and dry storage spaces and 1,710 sites for expansion for a total purchase price of $1.6 billion.

During the quarter ended March 31, 2022, the Company sold two MH communities and one property containing both MH and RV sites located in Florida for $29.6 million. The gain from the sale of the properties was $13.4 million.
Development Activity

During the quarter ended March 31, 2022, the Company completed the construction of 25 expansion sites in one RV resort.

BALANCE SHEET, CAPITAL MARKETS ACTIVITY AND OTHER ITEMS

Debt

As of March 31, 2022, the Company had approximately $6.1 billion in debt outstanding. The weighted average interest rate was 3.0 percent and the weighted average maturity was 8.1 years. At March 31, 2022, the Company's net debt to trailing twelve month Recurring EBITDA(1) ratio was 5.9 times. The Company had $90.4 million of unrestricted cash on hand.

Senior Credit Facility Amendment

On April 7, 2022, in conjunction with the closing of the Park Holidays acquisition, Sun Communities Operating Limited Partnership (the "Operating Partnership") as borrower, and the Company, as guarantor, and certain lenders entered into Amendment No. 1 to the Fourth Amended and Restated Credit Agreement and Other Loan Documents (the "Credit Facility Amendment"), which amended the Operating Partnership's Senior Credit Facility.

The Credit Facility Amendment increased the aggregate amount of the Operating Partnership's Senior Credit Facility to $4.2 billion with the ability to upsize the total borrowings by an additional $800 million, subject to certain conditions. The increased aggregate amount under the Senior Credit Facility consists of the following: (a) a revolving loan in the amount up to $3.05 billion and (b) a term loan facility of $1.15 billion, with the ability to draw funds from the combined facilities in U.S. dollars, Pounds sterling, Euros, Canadian dollars and Australian dollars, subject to certain limitations. The Credit Facility Amendment extends the maturity date of the revolving loan facility to April 7, 2027, assuming the Operating Partnership's exercise of each of its two six-month extension options, and, further, the Credit Facility Amendment extends the maturity date of the term loan facility to April 7, 2025, which may not be extended.

Prior to the amendment, the Senior Credit Facility permitted aggregate borrowings of up to $2.0 billion, with an accordion feature that allowed for additional commitments of up to $1.0 billion, subject to the satisfaction of certain conditions.

The Senior Credit Facility bears interest at a floating rate based on Adjusted Term SOFR, the Adjusted Eurocurrency Rate, the Daily RFR Rate, the Australian Bank Bill Swap Bid Rate (BBSY), the Daily SONIA Rate or the Canadian Dollar Offered Rate, as applicable, plus, in all cases, a margin which can range from 0.725 percent to 1.6 percent, subject to certain adjustments. As of March 31, 2022, the margin based on the Operating Partnership's credit ratings would have been 0.85 percent on the revolving loan facility and 0.95 percent on the term loan facility.

Senior Unsecured Notes

On April 12, 2022, the Operating Partnership issued $600.0 million of senior unsecured notes with an interest rate of 4.2 percent and a 10-year term, due April 15, 2032 (the "2032 Notes"). The net proceeds from the offering were $592.3 million after deducting underwriters' discounts and estimated offering expenses. The Company used the net proceeds from the offering to repay borrowings outstanding under its Senior Credit Facility.

In connection with the 2032 Notes issuance, the Company settled four 10-year Treasury rate locks totaling $600.0 million and received a settlement payment of $35.3 million. This lowers the effective interest rate on the 2032 Notes from 4.2 percent to 3.6 percent.

Equity Transactions

Forward Share Settlements

In April 2022, the Company settled forward sale agreements with respect to 1,200,000 shares of common stock under its at the market offering sales program sold during the fourth quarter 2021, and 4,025,000 shares of common stock in connection with its November 2021 registered forward equity offering. The aggregate net proceeds from the settlement of these forward sale agreements was $934.9 million. The Company used the net proceeds to repay borrowings outstanding under its Senior Credit Facility.

At the Market Offering

During the quarter ended March 31, 2022, the Company entered into forward sale agreements with respect to 600,503 shares of common stock under its at the market offering program for $107.9 million. These forward sale agreements were not settled as of March 31, 2022, but the Company expects to settle them by the end of the first quarter 2023.

The following table presents the Company's outstanding unsettled forward equity agreements as of April 22, 2022:

Forward Equity Agreements	Shares Sold	Shares Settled	Shares Remaining	Net Proceeds Received (in millions)	Anticipated Net Proceeds Remaining (in millions)
Q3 2021 ATM Forward Agreements	107,400	—	107,400	$—	$21.4
Q4 2021 ATM Forward Agreements	1,712,709	1,200,000	512,709	229.5	100.3
November 2021 Forward Offering	4,025,000	4,025,000	—	705.4	—
Q1 2022 ATM Forward Agreements	600,503	—	600,503	—	108.4
Total Forward Equity Agreements	6,445,612	5,225,000	1,220,612	$934.9	$230.1

v

2022 GUIDANCE

The estimates and assumptions presented below represent a range of possible outcomes and may differ materially from actual results. These estimates include contributions from all acquisitions and capital markets activity completed through the date of this release. These estimates exclude prospective acquisitions and capital markets activity. The estimates and assumptions are forward-looking based on the Company's current assessment of economic and market conditions and are subject to the other risks outlined below under the caption Cautionary Statement Regarding Forward-Looking Statements.

The Company is providing revised or initial 2022 guidance for the following metrics:

	Previous Range	Revised Range
	FY 2022E	FY 2022E	2Q 2022E
Basic earnings per share	$2.70 - $2.86	$2.46 - $2.58	$0.86 - $0.90
Core FFO per fully diluted Share(1)(4)	$7.07 - $7.23	$7.20 - $7.32	$1.97 - $2.01

Refer to page 8 for the reconciliation of Basic earnings per share to Core FFO per diluted Share(1)(4).

Basic earnings per share and Core FFO per fully diluted Share(1)(4) are calculated independently for each quarter; as a result, the sum of the quarters may differ from the annual calculation.

	1Q22	2Q22	3Q22	4Q22
Seasonality of Core FFO per fully diluted Share(1)(4)	18.5%	27.4%	35.2%	18.9%

Seasonality of Core FFO per fully diluted Share(1)(4) is based off of the midpoint of full year guidance.

	Previous Range	Revised Range
	FY 2022E	FY 2022E	2Q 2022E
MH and RV Same Property NOI(1) growth	6.0% - 6.8%	6.5% - 7.3%	3.5% - 4.3%
Marina Same Property NOI(1) growth	6.0% - 7.4%	6.0% - 7.4%	5.7% - 7.3%

Park Holidays Acquisition Assumptions

The acquisition of Park Holidays was on April 8, 2022.

The following table presents updated estimates based on the actual closing date:

	Previous Range	Revised Range
	March - December 2022	April - December 2022
EBITDA(a)	$99.5 - $104.6	$95.3 - $100.4
Income Tax Expense	$20.6 - $21.3	$19.7 - $20.4
(a) Estimated EBITDA contribution is inclusive of general and administrative expenses of $29.1 - $30.5 million in the previous range and $26.1 - $27.5 million in the revised range, respectively.

The following table shows Park Holidays' estimated full year EBITDA seasonality if the transaction had closed on January 1, 2022:

	1Q22	2Q22	3Q22	4Q22
Seasonality of Park Holidays' EBITDA	6.7%	31.6%	49.9%	11.8%

EARNINGS CONFERENCE CALL

A conference call to discuss first quarter results will be held on Tuesday, April 26, 2022 at 11:00 A.M. (ET). To participate, call toll-free (877) 407-9039. Callers outside the U.S. or Canada can access the call at (201) 689-8470. A replay will be available following the call through May 10, 2022 and can be accessed toll-free by calling (844) 512-2921 or (412) 317-6671. The Conference ID number for the call and the replay is 13727742. The conference call will be available live on Sun Communities' website located at www.suncommunities.com. The replay will also be available on the website.

Sun Communities, Inc. is a REIT that, as of March 31, 2022, owned, operated, or had an interest in a portfolio of 603 developed MH, RV and marina properties comprising nearly 159,300 developed sites and over 45,700 wet slips and dry storage spaces in 39 states, Canada, Puerto Rico and the UK.

For more information about Sun Communities, Inc., please visit www.suncommunities.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and we intend that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this filing that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as "forecasts," "intends," "intend," "intended," "goal," "estimate," "estimates," "expects," "expect," "expected," "project," "projected," "projections," "plans," "predicts," "potential," "seeks," "anticipates," "anticipated," "should," "could," "may," "will," "designed to," "foreseeable future," "believe," "believes," "scheduled," "guidance," "target" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements reflect our current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this filing. These risks and uncertainties may cause our actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks described under "Risk Factors" contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and in the Company's other filings with the Securities and Exchange Commission from time to time, such risks, uncertainties and other factors include but are not limited to:

•Outbreaks of disease, including the COVID-19 pandemic, and related stay-at-home orders, quarantine policies and restrictions on travel, trade and business operations;
•Changes in general economic conditions, including, inflation, deflation, and energy costs, the real estate industry and the markets in which the Company operates;
•Difficulties in the Company's ability to evaluate, finance, complete and integrate acquisitions, developments and expansions successfully;
•The Company's liquidity and refinancing demands;
•The Company's ability to obtain or refinance maturing debt;
•The Company's ability to maintain compliance with covenants contained in its debt facilities and its senior unsecured notes;
•Availability of capital;

•Changes in foreign currency exchange rates, including between the U.S. dollar and each of the Canadian dollar, Australian dollar and Pounds sterling;
•The Company's ability to maintain rental rates and occupancy levels;
•The Company's ability to maintain effective internal control over financial reporting and disclosure controls and procedures;
•Increases in interest rates and operating costs, including insurance premiums and real property taxes;
•Risks related to natural disasters such as hurricanes, earthquakes, floods, droughts and wildfires;
•General volatility of the capital markets and the market price of shares of our capital stock;
•The Company's ability to maintain our status as a REIT;
•Changes in real estate and zoning laws and regulations;
•Legislative or regulatory changes, including changes to laws governing the taxation of REITs;
•Litigation, judgments or settlements;
•Competitive market forces;
•The ability of purchasers of manufactured homes and boats to obtain financing; and
•The level of repossessions by manufactured home and boat lenders.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements included or incorporated by reference into this filing, whether as a result of new information, future events, changes in the Company's expectations or otherwise, except as required by law.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to the Company or persons acting on the Company's behalf are qualified in their entirety by these cautionary statements.

Investor Information

RESEARCH COVERAGE

Firm	Analyst	Phone	Email
Bank of America Merrill Lynch	Joshua Dennerlein	(646) 855-1681	joshua.dennerlein@bofa.com
Barclays	Allison Gelman	(212) 526-3367	allison.gelman@barclays.com
	Anthony Powell	(212) 526-8768	anthony.powell@barclays.com
Berenberg Capital Markets	Keegan Carl	(646) 949-9052	keegan.carl@berenberg-us.com
BMO Capital Markets	John Kim	(212) 885-4115	jp.kim@bmo.com
Citi Research	Michael Bilerman	(212) 816-1383	michael.bilerman@citi.com
	Nicholas Joseph	(212) 816-1909	nicholas.joseph@citi.com
Evercore ISI	Samir Khanal	(212) 888-3796	samir.khanal@evercoreisi.com
	Steve Sakwa	(212) 446-9462	steve.sakwa@evercoreisi.com
Green Street Advisors	John Pawlowski	(949) 640-8780	jpawlowski@greenstreetadvisors.com
JMP Securities	Aaron Hecht	(415) 835-3963	ahecht@jmpsecurities.com
RBC Capital Markets	Brad Heffern	(512) 708-6311	brad.heffern@rbccm.com
Robert W. Baird & Co.	Wesley Golladay	(216) 737-7510	wgolladay@rwbaird.com
UBS	Michael Goldsmith	(212) 713-2951	michael.goldsmith@ubs.com

INQUIRIES

The Company welcomes questions or comments from shareholders, analysts, investment managers, media or any prospective investor. Please address all inquiries to our Investor Relations department.

At Our Website	www.suncommunities.com

By Email	investorrelations@suncommunities.com

By Phone	(248) 208-2500
1st Quarter 2022 Supplemental Information     1          Sun Communities, Inc.

Portfolio Overview
(As of March 31, 2022)

United Kingdom
616
780
1,330
8,933
4,118
324
927
75
3,539
5,308
5,237
475
591
33,124
3,638
413
2,235
4,176
2,925
1,027
1,536
3,141
2,822
207
3,430
171
2,398 / 221
927/ 2,518
3,465
2,005 / 3,307
3,994 / 398
1,716
1,852 / 2,665
317
2,366
3,440
224
162
582
545
385
1,123
2,580
2,624
1,816
155
585
167
717
1,417
2,786
10,732
2,124
334
46,422
5,235
1,606
Puerto Rico
Total Number of Sites /
Wet Slips and Dry Storage Spaces: 205,008
Headquarters
MH & RV Sites (159,283)
Marina Wet Slips & Dry Storage Spaces (45,725)

1st Quarter 2022 Supplemental Information     2          Sun Communities, Inc.

Financial and Operating Highlights
(amounts in millions, except for *)

	Quarter Ended
	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Financial Information
Total revenues	$548.5	$542.4	$684.3	$603.9	$442.0
Net income	$1.5	$14.8	$250.2	$120.8	$28.0
Net income attributable to Sun Communities Inc. common stockholders	$0.7	$12.8	$231.8	$110.8	$24.8
Basic earnings per share*	$0.01	$0.11	$2.00	$0.98	$0.23
Diluted earnings per share*	$0.01	$0.11	$2.00	$0.98	$0.23

Cash distributions declared per common share*	$0.88	$0.83	$0.83	$0.83	$0.83

FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities(1)(4)	$155.3	$152.3	$223.1	$198.0	$135.9
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities(1)(4) per share - fully diluted*	$1.28	$1.28	$1.92	$1.70	$1.22
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities(1)(4)	$162.8	$155.8	$244.5	$209.6	$141.0
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities(1)(4) per share - fully diluted*	$1.34	$1.31	$2.11	$1.80	$1.26
Recurring EBITDA(1)	$221.0	$208.6	$314.5	$268.2	$190.8

Balance Sheet
Total assets	$13,914.2	$13,494.1	$12,583.3	$12,041.0	$11,454.2
Total debt	$6,076.5	$5,671.8	$4,689.4	$4,311.2	$4,417.9
Total liabilities	$6,980.7	$6,474.6	$5,488.5	$5,099.6	$5,101.5

	Quarter Ended
	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Operating Information*
Properties	603	602	584	569	562

Manufactured home sites	98,895	98,621	98,301	97,448	96,876
Annual RV sites	31,121	30,540	29,640	28,807	28,441
Transient RV sites	29,267	29,847	27,922	27,032	26,295
Total sites	159,283	159,008	155,863	153,287	151,612
Marina wet slips and dry storage spaces(a)	45,725	45,155	43,615	40,179	39,338

MH occupancy	96.7%	96.6%	96.6%	96.7%	96.5%
Annual RV occupancy	100.0%	100.0%	100.0%	100.0%	100.0%
Blended MH and annual RV occupancy	97.5%	97.4%	97.4%	97.4%	97.3%

New home sales volume	148	149	207	227	149
Pre-owned home sales volume	689	784	955	931	686
Total home sales volume	837	933	1,162	1,158	835
(a) Total wet slips and dry storage spaces are adjusted each quarter based on site configuration and usability.

	Quarter Ended
	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Revenue Producing Site Net Gains(5)*
MH net leased sites	65	321	144	226	127
RV net leased sites	605	489	432	357	387
Total net leased sites	670	810	576	583	514
1st Quarter 2022 Supplemental Information     3          Sun Communities, Inc.

Consolidated Balance Sheets
(amounts in millions)

	March 31, 2022	December 31, 2021
Assets
Land	$2,708.0	$2,556.3
Land improvements and buildings	10,169.4	9,958.3
Rental homes and improvements	583.1	591.7
Furniture, fixtures and equipment	684.8	656.4
Investment property	14,145.3	13,762.7
Accumulated depreciation	(2,441.5)	(2,337.2)
Investment property, net	11,703.8	11,425.5
Cash, cash equivalents and restricted cash	102.6	78.2
Marketable securities	158.3	186.9
Inventory of manufactured homes	63.3	51.1
Notes and other receivables, net	513.6	469.6
Goodwill	512.7	495.4
Other intangible assets, net	334.2	306.8
Other assets, net	525.7	480.6
Total Assets	$13,914.2	$13,494.1
Liabilities
Secured debt	$3,366.6	$3,380.7
Unsecured debt	2,709.9	2,291.1
Distributions payable	104.5	98.4
Advanced reservation deposits and rent	335.1	242.8
Accrued expenses and accounts payable	228.0	237.5
Other liabilities	236.6	224.1
Total Liabilities	6,980.7	6,474.6
Commitments and contingencies
Temporary equity	283.9	288.9
Shareholders' Equity
Common stock	1.2	1.2
Additional paid-in capital	8,169.4	8,175.6
Accumulated other comprehensive income	25.9	3.1
Distributions in excess of accumulated earnings	(1,654.6)	(1,556.0)
Total Sun Communities, Inc. shareholders' equity	6,541.9	6,623.9
Noncontrolling interests
Common and preferred OP units	86.8	86.8
Consolidated entities	20.9	19.9
Total noncontrolling interests	107.7	106.7
Total Shareholders' Equity	6,649.6	6,730.6
Total Liabilities, Temporary Equity and Shareholders' Equity	$13,914.2	$13,494.1
1st Quarter 2022 Supplemental Information     4          Sun Communities, Inc.

Statements of Operations - Quarter to Date Comparison
(In millions, except for per share amounts) (Unaudited)

	Three Months Ended
	March 31, 2022	March 31, 2021	Change	% Change
Revenues
Real property (excluding transient)	$343.2	$298.1	$45.1	15.1%
Real property - transient	45.0	32.5	12.5	38.5%
Home sales	64.7	52.2	12.5	23.9%
Service, retail, dining and entertainment	80.8	50.6	30.2	59.7%
Interest	6.8	2.6	4.2	161.5%
Brokerage commissions and other, net	8.0	6.0	2.0	33.3%
Total Revenues	548.5	442.0	106.5	24.1%
Expenses
Property operating and maintenance	129.3	103.6	25.7	24.8%
Real estate tax	26.1	22.4	3.7	16.5%
Home costs and selling	45.9	41.6	4.3	10.3%
Service, retail, dining and entertainment	70.5	45.4	25.1	55.3%
General and administrative	55.7	38.2	17.5	45.8%
Catastrophic event-related charges, net	—	2.4	(2.4)	N/M
Business combinations	0.5	1.2	(0.7)	(58.3)%
Depreciation and amortization	148.5	123.9	24.6	19.9%
Loss on extinguishment of debt	0.3	—	0.3	N/A
Interest	45.2	39.5	5.7	14.4%
Interest on mandatorily redeemable preferred OP units / equity	1.0	1.0	—	—%
Total Expenses	523.0	419.2	103.8	24.8%
Income Before Other Items	25.5	22.8	2.7	11.8%
Gain / (loss) on remeasurement of marketable securities	(34.5)	3.7	(38.2)	N/M
Loss on foreign currency translation	(2.2)	—	(2.2)	N/A
Gain on dispositions of properties	13.4	—	13.4	N/A
Other expense, net(6)	(0.6)	(0.5)	(0.1)	(20.0)%
Gain on remeasurement of notes receivable	0.2	0.4	(0.2)	(50.0)%
Income from nonconsolidated affiliates	0.9	1.2	(0.3)	(25.0)%
Gain on remeasurement of investment in nonconsolidated affiliates	0.1	0.1	—	—%
Current tax benefit / (expense)	(1.3)	0.2	(1.5)	N/M
Deferred tax benefit	—	0.1	(0.1)	N/M
Net Income	1.5	28.0	(26.5)	(94.6)%
Less: Preferred return to preferred OP units / equity interests	3.0	2.9	0.1	3.4%
Less: Income / (loss) attributable to noncontrolling interests	(2.2)	0.3	(2.5)	N/M
Net Income Attributable to Sun Communities, Inc.	$0.7	$24.8	$(24.1)	(97.2)%

Weighted average common shares outstanding - basic	115.3	107.9	7.4	6.9%
Weighted average common shares outstanding - diluted	115.9	108.2	7.7	7.1%

Basic earnings per share	$0.01	$0.23	$(0.22)	(95.7)%
Diluted earnings per share	$0.01	$0.23	$(0.22)	(95.7)%
N/M = Percentage change is not meaningful.
N/A = Percentage change is not applicable.
1st Quarter 2022 Supplemental Information     5          Sun Communities, Inc.

Outstanding Securities and Capitalization
(amounts in millions, units / shares outstanding in thousands, except for *)

Outstanding Securities - As of March 31, 2022

	Number of Units / Shares Outstanding	Conversion Rate*	If Converted(a)	Issuance Price* Per Unit	Annual Distribution Rate
Non-convertible Securities
Common shares	116,207	N/A	N/A	N/A	$3.52^

Convertible Securities
Common OP units	2,551	1.0000	2,551	N/A	Mirrors common shares distributions

Series A-1 preferred OP units	272	2.4390	664	$100	6.00%
Series A-3 preferred OP units	40	1.8605	75	$100	4.50%
Series C preferred OP units	306	1.1100	340	$100	5.00%
Series D preferred OP units	489	0.8000	391	$100	4.00%
Series E preferred OP units	85	0.6897	59	$100	5.50%
Series F preferred OP units	90	0.6250	56	$100	3.00%
Series G preferred OP units	241	0.6452	155	$100	3.20%
Series H preferred OP units	581	0.6098	355	$100	3.00%
Series I preferred OP units	922	0.6098	562	$100	3.00%
Series J preferred OP units	240	0.6061	145	$100	2.85%
^ Annual distribution is based on the last quarterly distribution annualized.
(a) Calculation may yield minor differences due to fractional shares paid in cash to the stockholder at conversion.

Capitalization - As of March 31, 2022

Equity	Shares	Share Price*	Total
Common shares	116,207	$175.29	$20,369.9
Common OP units	2,551	$175.29	447.2
Subtotal	118,758		$20,817.1

Preferred OP units, as converted	2,802	$175.29	491.2
Total diluted shares outstanding	121,560		$21,308.3

Debt
Secured debt			$3,366.6
Unsecured debt			2,709.9
Total debt			$6,076.5

Total Capitalization			$27,384.8
1st Quarter 2022 Supplemental Information     6          Sun Communities, Inc.

Reconciliations to Non-GAAP Financial Measures

1st Quarter 2022 Supplemental Information     7          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Shareholders to FFO(1) (amounts in millions, except for per share data)

	Three Months Ended
	March 31, 2022	March 31, 2021
Net Income Attributable to Sun Communities, Inc. Common Shareholders	$0.7	$24.8
Adjustments
Depreciation and amortization	148.3	123.8
(Gain) / loss on remeasurement of marketable securities	34.5	(3.7)
Gain on remeasurement of investment in nonconsolidated affiliates	(0.1)	(0.1)
Gain on remeasurement of notes receivable	(0.2)	(0.4)
Loss attributable to noncontrolling interests	(2.2)	(0.1)
Preferred return to preferred OP units	2.8	0.5
Gain on dispositions of properties	(13.4)	—
Gain on dispositions of assets, net	(15.1)	(8.2)
FFO Attributable to Sun Communities, Inc. Common Shareholders and Dilutive Convertible Securities(1)(4)	$155.3	$136.6

Adjustments
Business combination expense and other acquisition related costs(7)	3.1	1.9
Loss on extinguishment of debt	0.3	—
Catastrophic event-related charges, net	—	2.4
Loss of earnings - catastrophic event-related	—	0.2
Loss on foreign currency translation	2.2	—
Other adjustments, net(8)	1.9	(0.1)
Core FFO Attributable to Sun Communities, Inc. Common Shareholders and Dilutive Convertible Securities(1)(4)	$162.8	$141.0

Weighted average common shares outstanding - basic	115.3	107.9
Add
Common shares dilutive effect from forward equity sale	0.2	0.2
Restricted stock	0.4	0.2
Common OP units	2.5	2.6
Common stock issuable upon conversion of certain preferred OP units	2.8	0.8
Weighted Average Common Shares Outstanding - Fully Diluted	121.2	111.7

FFO Attributable to Sun Communities, Inc. Common Shareholders and Dilutive Convertible Securities(1)(4) Per Share - Fully Diluted	$1.28	$1.22

Core FFO Attributable to Sun Communities, Inc. Common Shareholders and Dilutive Convertible Securities(1)(4) Per Share - Fully Diluted	$1.34	$1.26

Reconciliation of Basic Earnings per Share to Core FFO per Fully Diluted Share(1)(4) for Expected Full Year and Second Quarter 2022

	FY 2022E		Q2 2022E
	Low	High	Low	High
Basic earnings per share	$2.46	$2.58	$0.86	$0.90
Depreciation and amortization	4.65	4.65	1.12	1.12
Gain on sale of assets	(0.46)	(0.46)	(0.09)	(0.09)
NCI and preferred return to preferred OP units	0.09	0.09	0.03	0.03
Other adjustments*	0.46	0.46	0.05	0.05
Core FFO per fully diluted Share(1)(4)	$7.20	$7.32	$1.97	$2.01
* Other adjustments include the categories presented in the reconciliation of Net Income to Core FFO table in the supplemental.

1st Quarter 2022 Supplemental Information     8          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Shareholders to NOI(1)
(amounts in millions)

	Three Months Ended
	March 31, 2022	March 31, 2021
Net Income Attributable to Sun Communities, Inc. Common Shareholders	$0.7	$24.8
Interest income	(6.8)	(2.6)
Brokerage commissions and other revenues, net	(8.0)	(6.0)
General and administrative expense	55.7	38.2
Catastrophic event-related charges, net	—	2.4
Business combination expense	0.5	1.2
Depreciation and amortization	148.5	123.9
Loss on extinguishment of debt	0.3	—
Interest expense	45.2	39.5
Interest on mandatorily redeemable preferred OP units / equity	1.0	1.0
(Gain) / loss on remeasurement of marketable securities	34.5	(3.7)
Loss on foreign currency translation	2.2	—
Gain on disposition of properties	(13.4)	—
Other expense, net(6)	0.6	0.5
Gain on remeasurement of notes receivable	(0.2)	(0.4)
Income from nonconsolidated affiliates	(0.9)	(1.2)
Gain on remeasurement of investment in nonconsolidated affiliates	(0.1)	(0.1)
Current tax (benefit) / expense	1.3	(0.2)
Deferred tax benefit	—	(0.1)
Preferred return to preferred OP units / equity interests	3.0	2.9
Less: Income / (loss) attributable to noncontrolling interests	(2.2)	0.3
NOI(1)	$261.9	$220.4

	Three Months Ended
	March 31, 2022	March 31, 2021
Real Property NOI(1)	$232.8	$204.6
Home Sales NOI(1)	18.8	10.6
Service, retail, dining and entertainment NOI(1)	10.3	5.2
NOI(1)	$261.9	$220.4

1st Quarter 2022 Supplemental Information     9          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Shareholders to Recurring EBITDA(1)
(amounts in millions)

	Three Months Ended
	March 31, 2022	March 31, 2021
Net Income Attributable to Sun Communities, Inc. Common Shareholders	$0.7	$24.8
Adjustments
Depreciation and amortization	148.5	123.9
Loss on extinguishment of debt	0.3	—
Interest expense	45.2	39.5
Interest on mandatorily redeemable preferred OP units / equity	1.0	1.0
Current tax (benefit) / expense	1.3	(0.2)
Deferred tax benefit	—	(0.1)
Income from nonconsolidated affiliates	(0.9)	(1.2)
Less: Gain on dispositions of properties	(13.4)	—
Less: Gain on dispositions of assets, net	(15.1)	(8.2)
EBITDAre(1)	$167.6	$179.5
Adjustments
Catastrophic event-related charges, net	—	2.4
Business combination expense	0.5	1.2
(Gain) / loss on remeasurement of marketable securities	34.5	(3.7)
Loss on foreign currency translation	2.2	—
Other expense, net(6)	0.6	0.5
Gain on remeasurement of notes receivable	(0.2)	(0.4)
Gain on remeasurement of investment in nonconsolidated affiliates	(0.1)	(0.1)
Preferred return to preferred OP units / equity interests	3.0	2.9
(Income) / loss attributable to noncontrolling interests	(2.2)	0.3
Plus: Gain on dispositions of assets, net	15.1	8.2
Recurring EBITDA(1)	$221.0	$190.8

1st Quarter 2022 Supplemental Information     10          Sun Communities, Inc.

Non-GAAP and Other Financial Measures

1st Quarter 2022 Supplemental Information     11          Sun Communities, Inc.

Debt Analysis
(amounts in millions, except for *)

	Quarter Ended
	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Debt Outstanding
Secured debt	$3,366.6	$3,380.7	$3,403.4	$3,457.7	$3,472.9
Unsecured debt
Senior unsecured notes	1,186.7	1,186.4	591.3	591.7	—
Line of credit and other debt(9)	1,453.3	1,034.8	624.8	191.9	875.1
Preferred Equity - Sun NG Resorts - mandatorily redeemable	35.2	35.2	35.2	35.2	35.2
Preferred OP units - mandatorily redeemable	34.7	34.7	34.7	34.7	34.7
Total unsecured debt	2,709.9	2,291.1	1,286.0	853.5	945.0
Total debt	$6,076.5	$5,671.8	$4,689.4	$4,311.2	$4,417.9

% Fixed / Floating*
Fixed	76.2%	81.8%	86.7%	94.7%	79.3%
Floating	23.8%	18.2%	13.3%	5.3%	20.7%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

Weighted Average Interest Rates*
Secured debt	3.78%	3.78%	3.78%	3.75%	3.75%
Senior unsecured notes	2.55%	2.55%	2.70%	2.70%	—%
Line of credit and other debt(9)	1.25%	0.98%	0.98%	0.93%	1.77%
Preferred Equity - Sun NG Resorts - mandatorily redeemable	6.00%	6.00%	6.00%	6.00%	6.00%
Preferred OP units - mandatorily redeemable	5.93%	5.93%	5.93%	5.93%	5.93%
Total average	2.96%	3.04%	3.30%	3.52%	3.39%

Debt Ratios*
Net Debt / Recurring EBITDA(1) (TTM)	5.9	5.7	4.9	5.1	6.1
Net Debt / Enterprise Value	21.9%	18.0%	17.1%	16.8%	19.7%
Net Debt / Gross Assets	36.6%	35.4%	31.2%	29.6%	31.8%

Coverage Ratios*
Recurring EBITDA(1) (TTM) / Interest	6.2	6.2	6.1	5.6	5.0
Recurring EBITDA(1) (TTM) / Interest + Pref. Distributions + Pref. Stock Distribution	6.0	6.0	6.0	5.5	4.8

Maturities / Principal Amortization Next Five Years	2022	2023	2024	2025	2026
Secured debt
Maturities	$70.7	$185.6	$315.3	$50.5	$521.6
Principal amortization	46.0	60.9	57.4	54.0	45.9
Line of credit and other debt(9)	6.8	10.0	213.0	1,223.5	—
Preferred Equity - Sun NG Resorts - mandatorily redeemable	—	—	33.4	1.8	—
Preferred OP units - mandatorily redeemable	—	—	27.4	—	—
Total	$123.5	$256.5	$646.5	$1,329.8	$567.5

Weighted average rate of maturities*	4.48%	4.08%	4.47%	4.04%	3.75%

1st Quarter 2022 Supplemental Information     12          Sun Communities, Inc.

Same Property(2) Summary - MH / RV
(amounts in millions)

	Three Months Ended
	Total Same Property - MH/RV				MH				RV
	March 31, 2022	March 31, 2021	Change	% Change(a)	March 31, 2022	March 31, 2021	Change	% Change(a)	March 31, 2022	March 31, 2021	Change	% Change(a)
Financial Information
Revenue
Real property (excluding transient)	$233.1	$218.7	$14.4	6.6%	$182.4	$174.9	$7.5	4.3%	$50.7	$43.8	$6.9	15.5%
Real property - transient	39.1	30.3	8.8	28.9%	0.5	0.6	(0.1)	(23.1)%	38.6	29.7	8.9	30.0%
Other	7.6	7.2	0.4	5.5%	4.9	4.4	0.5	11.1%	2.7	2.8	(0.1)	(3.3)%
Total Operating	279.8	256.2	23.6	9.2%	187.8	179.9	7.9	4.4%	92.0	76.3	15.7	20.5%
Expense
Property Operating(10)(11)	88.9	78.9	10.0	12.7%	47.7	43.9	3.8	8.7%	41.2	35.0	6.2	17.6%
Real Property NOI(1)	$190.9	$177.3	$13.6	7.7%	$140.1	$136.0	$4.1	3.0%	$50.8	$41.3	$9.5	22.9%
(a) Percentages are calculated based on unrounded numbers.

	As of
	March 31, 2022	March 31, 2021	Change	% Change
Other Information
Number of properties	425	425	—

MH occupancy	97.3%
RV occupancy	100.0%
MH & RV blended occupancy(3)	97.9%

Adjusted MH occupancy(3)	98.1%
Adjusted RV occupancy(3)	100.0%
Adjusted MH & RV blended occupancy(3)	98.5%	96.9%	1.6%

Sites available for development	7,645	8,243	(598)

Monthly base rent per site - MH	$620	$597	$23	3.8%(14)
Monthly base rent per site - RV(13)	$553	$522	$31	6.0%(14)
Monthly base rent per site - Total(13)	$604	$580	$24	4.2%(14)
1st Quarter 2022 Supplemental Information     13          Sun Communities, Inc.

Same Property(2) Summary - Marina
(amounts in millions)

	Three Months Ended
Financial Information	March 31, 2022	March 31, 2021	Change	% Change(a)
Revenue
Real property (excluding transient)	$45.8	$43.3	$2.5	5.6%
Real property - transient	1.4	0.9	0.5	58.7%
Other	2.3	1.7	0.6	34.3%
Total Operating	49.5	45.9	3.6	7.7%
Expense
Property Operating(12)	24.4	21.1	3.3	15.2%
Real Property NOI	$25.1	$24.8	$0.3	1.2%
(a) Percentages are calculated based on unrounded numbers.

	As of
	March 31, 2022	March 31, 2021	Change	% Change
Other Information
Number of properties	101	101	—	—%

1st Quarter 2022 Supplemental Information     14          Sun Communities, Inc.

Acquisitions and Other Summary(15)
(amounts in millions, except for statistical data)

Three Months Ended
March 31, 2022
Financial Information
Revenues
Real property (excluding transient)	$27.8
Real property - transient	4.5
Other	2.0
Total Operating	34.3
Expenses
Property Operating(a)	17.6
Real Property NOI	$16.7

Other Information	March 31, 2022
Number of properties	77
Occupied sites	5,245
Developed sites	5,898
Occupancy %	88.9%
Transient sites	7,518
Wet slip and dry storage spaces	10,002
(a) Acquisitions and Other results net $20.4 million of certain utility revenue against the related utility expense in property operating and maintenance expense for the quarter ended March 31, 2022.
1st Quarter 2022 Supplemental Information     15          Sun Communities, Inc.

Home Sales Summary
(amounts in millions, except for *)

	Three Months Ended
	March 31, 2022	March 31, 2021	Change	% Change
Financial Information
New Homes
New home sales	$26.6	$23.0	$3.6	15.7%
New home cost of sales	21.6	18.7	2.9	15.5%
Gross profit – new homes	5.0	4.3	0.7	16.3%
Gross margin % – new homes	18.8%	18.7%	0.1%
Average selling price – new homes*	$179,730	$154,174	$25,556	16.6%

Pre-owned Homes
Pre-owned home sales	$38.1	$29.2	$8.9	30.5%
Pre-owned home cost of sales	19.8	18.6	1.2	6.5%
Gross profit – pre-owned homes	18.3	10.6	7.7	72.6%
Gross margin % – pre-owned homes	48.0%	36.4%	11.6%
Average selling price – pre-owned homes*	$55,298	$42,605	$12,693	29.8%

Total Home Sales
Revenue from home sales	$64.7	$52.2	$12.5	23.9%
Cost of home sales	41.4	37.3	4.1	11.0%
Home selling expenses	4.5	4.3	0.2	4.7%
Home Sales NOI(1)	$18.8	$10.6	$8.2	77.4%

Other Information
New home sales volume*	148	149	(1)	(0.7)%
Pre-owned home sales volume*	689	686	3	0.4%
Total home sales volume*	837	835	2	0.2%

1st Quarter 2022 Supplemental Information     16          Sun Communities, Inc.

Rental Program Summary
(amounts in millions, except for *)

	Three Months Ended
	March 31, 2022	March 31, 2021	Change	% Change
Financial Information
Revenues
Home rent	$16.1	$17.0	$(0.9)	(5.3)%
Site rent	16.1	19.1	(3.0)	(15.7)%
Total	32.2	36.1	(3.9)	(10.8)%

Expenses
Rental Program operating and maintenance	4.9	5.2	(0.3)	(5.8)%
Rental Program NOI(1)	$27.3	$30.9	$(3.6)	(11.7)%

Other Information
Number of sold rental homes*	177	211	(34)	(16.1)%
Number of occupied rentals, end of period*	9,467	11,473	(2,006)	(17.5)%
Investment in occupied rental homes, end of period	$541.9	$621.9	$(80.0)	(12.9)%
Weighted average monthly rental rate, end of period*	$1,139	$1,055	$84	8.0%

Rental Program NOI is included in Real Property NOI. Rental Program NOI is separately reviewed to assess the overall growth and performance of the Rental Program and its financial impact on the Company's operations.
1st Quarter 2022 Supplemental Information     17          Sun Communities, Inc.

Marina Summary
(amounts in millions, except for statistical data)

	Three Months Ended
	March 31, 2022	March 31, 2021	Change	% Change
Financial Information
Revenues
Real property (excluding transient)	$67.0	$46.1	$20.9	45.3%
Real property - transient	2.5	0.9	1.6	177.8%
Other	2.9	1.6	1.3	81.3%
Total Operating	72.4	48.6	23.8	49.0%
Expenses
Property Operating	33.2	23.6	9.6	40.7%
Real Property NOI	39.2	25.0	14.2	56.8%
Service, retail, dining and entertainment
Revenue	71.2	44.4	26.8	60.4%
Expense	59.8	38.0	21.8	57.4%
NOI	11.4	6.4	5.0	78.1%

Marina NOI	$50.6	$31.4	$19.2	61.1%

Statistical information
Number of properties	128	110	18	16.4%
Total wet slips and dry storage spaces	45,725	39,338	6,387	16.2%

The Marina Real Property NOI is included in Real Property NOI. The Marina NOI is separately reviewed to assess the overall growth and performance of the Marina and its financial impact on the Company's operations.

We have reclassified utility revenue of $4.3 million and $2.6 million for the three months ended March 31, 2022 and 2021, to reflect the utility expenses associated with our marina properties portfolio net of recovery.

1st Quarter 2022 Supplemental Information     18          Sun Communities, Inc.

MH and RV Property Summary(16)

	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
FLORIDA
Properties	129	132	131	129	128
MH & Annual RV Developed sites	40,774	40,783	40,500	40,171	40,011
Occupied MH & Annual RV	40,046	40,019	39,747	39,402	39,283
MH & Annual RV Occupancy %	98.2%	98.1%	98.1%	98.1%	98.2%
Transient RV sites	5,648	5,950	6,163	5,895	5,823
Sites for development	1,243	1,268	1,414	1,414	1,497
MICHIGAN
Properties	84	84	83	75	74
MH & Annual RV Developed sites	32,318	32,257	31,997	29,600	29,092
Occupied MH & Annual RV	31,132	31,061	30,782	28,671	28,145
MH & Annual RV Occupancy %	96.3%	96.3%	96.2%	96.9%	96.7%
Transient RV sites	806	869	554	509	541
Sites for development	1,422	1,422	1,481	1,182	1,182
CALIFORNIA
Properties	36	36	37	36	36
MH & Annual RV Developed sites	6,759	6,787	6,760	6,736	6,734
Occupied MH & Annual RV	6,691	6,672	6,642	6,613	6,609
MH & Annual RV Occupancy %	99.0%	98.3%	98.3%	98.2%	98.1%
Transient RV sites	2,174	2,147	2,410	2,416	2,418
Sites for development	694	534	534	127	127
TEXAS
Properties	30	30	26	25	24
MH & Annual RV Developed sites	8,257	8,192	8,004	7,947	7,928
Occupied MH & Annual RV	8,071	8,006	7,805	7,731	7,671
MH & Annual RV Occupancy %	97.7%	97.7%	97.5%	97.3%	96.8%
Transient RV sites	2,475	2,576	2,131	1,835	1,773
Sites for development	1,184	1,184	1,066	1,194	1,275
ONTARIO, CANADA
Properties	16	16	16	16	16
MH & Annual RV Developed sites	4,410	4,363	4,361	4,302	4,199
Occupied MH & Annual RV	4,410	4,363	4,361	4,302	4,199
MH & Annual RV Occupancy %	100.0%	100.0%	100.0%	100.0%	100.0%
Transient RV sites	827	874	807	870	964
Sites for development	1,429	1,429	1,525	1,525	1,525
CONNECTICUT
Properties	16	16	16	16	16
MH & Annual RV Developed sites	1,896	1,902	1,901	1,901	1,897
Occupied MH & Annual RV	1,756	1,765	1,760	1,757	1,746
MH & Annual RV Occupancy %	92.6%	92.8%	92.6%	92.4%	92.0%
Transient RV sites	109	103	104	104	108
Sites for development	—	—	—	—	—
MAINE
Properties	15	15	13	13	13
MH & Annual RV Developed sites	2,449	2,424	2,220	2,204	2,190
Occupied MH & Annual RV	2,365	2,339	2,136	2,127	2,119
MH & Annual RV Occupancy %	96.6%	96.5%	96.2%	96.5%	96.8%
Transient RV sites	981	1,007	776	792	805
Sites for development	180	180	30	30	30

1st Quarter 2022 Supplemental Information     19          Sun Communities, Inc.

MH and RV Property Summary(16)

	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
ARIZONA
Properties	12	12	12	14	14
MH & Annual RV Developed sites	4,184	4,123	4,071	4,401	4,391
Occupied MH & Annual RV	3,994	3,917	3,853	4,116	4,101
MH & Annual RV Occupancy %	95.5%	95.0%	94.6%	93.5%	93.4%
Transient RV sites	1,124	1,185	1,237	1,260	1,270
Sites for development	—	—	—	—	—
INDIANA
Properties	12	12	12	12	12
MH & Annual RV Developed sites	3,184	3,174	3,057	3,087	3,087
Occupied MH & Annual RV	3,049	3,047	2,963	2,970	2,961
MH & Annual RV Occupancy %	95.8%	96.0%	96.9%	96.2%	95.9%
Transient RV sites	992	1,002	1,089	1,089	1,089
Sites for development	177	177	204	277	277
NEW JERSEY
Properties	11	11	9	8	8
MH & Annual RV Developed sites	2,599	2,554	2,551	2,396	2,366
Occupied MH & Annual RV	2,599	2,554	2,551	2,396	2,366
MH & Annual RV Occupancy %	100.0%	100.0%	100.0%	100.0%	100.0%
Transient RV sites	1,395	1,436	899	762	794
Sites for development	262	262	262	262	262
COLORADO
Properties	10	10	10	10	10
MH & Annual RV Developed sites	2,552	2,552	2,552	2,453	2,453
Occupied MH & Annual RV	2,450	2,442	2,431	2,420	2,395
MH & Annual RV Occupancy %	96.0%	95.7%	95.3%	98.7%	97.6%
Transient RV sites	987	987	987	987	962
Sites for development	1,744	1,744	1,629	1,225	1,250
NEW HAMPSHIRE
Properties	10	10	10	10	10
MH & Annual RV Developed sites	1,743	1,748	1,777	1,777	1,776
Occupied MH & Annual RV	1,736	1,740	1,769	1,769	1,769
MH & Annual RV Occupancy %	99.6%	99.5%	99.5%	99.5%	99.6%
Transient RV sites	655	650	602	602	456
Sites for development	111	111	111	151	151
NEW YORK
Properties	10	10	10	10	10
MH & Annual RV Developed sites	1,495	1,482	1,457	1,457	1,452
Occupied MH & Annual RV	1,466	1,455	1,432	1,428	1,415
MH & Annual RV Occupancy %	98.1%	98.2%	98.3%	98.0%	97.5%
Transient RV sites	1,646	1,659	1,684	1,684	1,689
Sites for development	371	371	371	371	371
VIRGINIA
Properties	10	10	9	9	8
MH & Annual RV Developed sites	1,259	1,253	1,238	1,198	1,179
Occupied MH & Annual RV	1,255	1,251	1,237	1,194	1,177
MH & Annual RV Occupancy %	99.7%	99.8%	99.9%	99.7%	99.8%
Transient RV sites	2,181	2,182	1,956	1,996	1,365
Sites for development	367	367	162	162	162
1st Quarter 2022 Supplemental Information     20          Sun Communities, Inc.

MH and RV Property Summary(16)

	3/31/2022		12/31/2021	9/30/2021	6/30/2021	3/31/2021
OHIO
Properties	9		9	9	9	9
MH & Annual RV Developed sites	2,796		2,796	2,796	2,797	2,797
Occupied MH & Annual RV	2,755		2,759	2,753	2,770	2,760
MH & Annual RV Occupancy %	98.5%		98.7%	98.5%	99.0%	98.7%
Transient RV sites	129		129	129	128	128
Sites for development	22		22	22	22	22
OTHER STATES / COUNTRY
Properties	65		64	61	63	64
MH & Annual RV Developed sites	13,341		12,771	12,699	13,828	13,765
Occupied MH & Annual RV	12,996		12,443	12,390	13,344	13,253
MH & Annual RV Occupancy %	97.4%		97.4%	97.6%	96.5%	96.3%
Transient RV sites	7,138		7,091	6,394	6,103	6,110
Sites for development	2,171		1,601	1,501	1,501	1,545

TOTAL - MH AND RV PORTFOLIO
Properties	475		477	464	455	452
MH & Annual RV Developed sites	130,016		129,161	127,941	126,255	125,317
Occupied MH & Annual RV	126,771		125,833	124,612	123,010	121,969
MH & Annual RV Occupancy %	97.5%	(17)	97.4%	97.4%	97.4%	97.3%
Transient RV sites	29,267		29,847	27,922	27,032	26,295
Sites for development(18)	11,377		10,672	10,312	9,443	9,676
MH Communities age restricted	120		121	121	120	120

1st Quarter 2022 Supplemental Information     21          Sun Communities, Inc.

Marina Property Summary(a)

	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
FLORIDA
Properties	20	20	19	18	16
Total wet slips and dry storage spaces	5,235	5,233	4,825	4,528	4,274
RHODE ISLAND
Properties	12	12	12	11	11
Total wet slips and dry storage spaces	3,465	3,485	3,485	3,302	3,302
CONNECTICUT
Properties	11	11	11	11	11
Total wet slips and dry storage spaces	3,307	3,299	3,299	3,299	3,299
CALIFORNIA
Properties	9	9	8	7	5
Total wet slips and dry storage spaces	4,118	3,940	3,527	2,884	2,297
MARYLAND
Properties	9	9	8	8	8
Total wet slips and dry storage spaces	2,665	2,645	2,409	2,409	2,409
MASSACHUSETTS
Properties	9	9	9	9	9
Total wet slips and dry storage spaces	2,518	2,546	2,546	2,546	2,546
NEW YORK
Properties	8	8	8	8	8
Total wet slips and dry storage spaces	2,822	2,783	2,783	2,783	2,783
OTHER STATES
Properties	50	47	45	42	42
Total wet slips and dry storage spaces	21,595	21,224	20,741	18,428	18,428
TOTAL - MARINA PORTFOLIO
Properties	128	125	120	114	110
Total wet slips and dry storage spaces	45,725	45,155	43,615	40,179	39,338
(a) Total wet slips and dry storage spaces are adjusted each quarter based on site configuration and usability.
1st Quarter 2022 Supplemental Information     22          Sun Communities, Inc.

Acquisitions, Development and Capital Improvements
(amounts in millions, except for *)

	Three Months Ended		Year Ended
	March 31, 2022		December 31, 2021		December 31, 2020
Financial information	MH / RV	Marina	MH / RV	Marina	MH / RV	Marina
Acquisitions(19)(a)	$214.2	$127.0	$944.3	$852.9	$571.9	$2,533.7
Expansion and Development(20)	45.1	2.3	191.8	9.9	248.2	—
Recurring Capital Expenditures(21)	11.5	4.3	45.3	19.3	31.4	2.1
Lot Modifications(22)	6.4	N/A	28.8	N/A	29.4	N/A
Growth Projects(23)	7.2	15.5	25.6	51.4	28.3	—
Rebranding(24)	3.7	N/A	6.1	N/A	N/A	N/A
Total	$288.1	$149.1	$1,241.9	$933.5	$909.2	$2,535.8

Other Information
Recurring Capital Expenditures Average / Site*	$90	$109	$371	$491	$265	N/A
(a)Acquisitions include intangibles and goodwill included in purchase price.
1st Quarter 2022 Supplemental Information     23          Sun Communities, Inc.

Operating Statistics for MH and Annual RVs

Locations	Resident Move-outs	Net Leased Sites(5)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
Florida	264	343	49	75	451
Michigan	156	71	13	385	60
Ontario, Canada	213	47	7	2	59
Texas	96	65	14	79	30
Arizona	20	77	18	4	53
Indiana	12	2	—	56	5
Ohio	20	(4)	—	28	2
California	25	19	7	1	34
Colorado	1	8	9	7	12
Connecticut	16	(9)	6	—	6
New York	41	11	3	2	2
New Hampshire	—	(4)	—	1	11
Maine	41	26	2	4	4
New Jersey	89	45	—	—	4
Virginia	86	4	—	3	1
Other states	285	(31)	20	42	34
Three Months Ended March 31, 2022	1,365	670	148	689	768

Total For Year Ended	Resident Move-outs	Net Leased Sites(5)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
2021	5,276	2,483	732	3,356	3,528
2020	5,365	2,505	570	2,296	2,557

Percentage Trends	Resident Move-outs	Resident Re-sales
2022 TTM	2.8%	7.5%
2021	2.7%	8.4%
2020	3.3%	6.9%

1st Quarter 2022 Supplemental Information     24          Sun Communities, Inc.

Footnotes and Definitions

(1)Investors in and analysts following the real estate industry utilize funds from operations ("FFO"), net operating income ("NOI"), and earnings before interest, tax, depreciation and amortization ("EBITDA") as supplemental performance measures. The Company believes that FFO, NOI and EBITDA are appropriate measures given their wide use by and relevance to investors and analysts. Additionally, FFO, NOI and EBITDA are commonly used in various ratios, pricing multiples, yields and returns and valuation calculations used to measure financial position, performance and value.
•FFO, reflecting the assumption that real estate values rise or fall with market conditions, principally adjusts for the effects of generally accepted accounting principles ("GAAP") depreciation and amortization of real estate assets.
•NOI provides a measure of rental operations that does not factor in depreciation, amortization and non-property specific expenses such as general and administrative expenses.
•EBITDA provides a further measure to evaluate ability to incur and service debt and to fund dividends and other cash needs.
FFO is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as GAAP net income (loss), excluding gains (or losses) from sales of depreciable operating property, plus real estate related depreciation and amortization, real estate related impairments, and after adjustments for nonconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. By excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from GAAP net income (loss). Management believes the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. The Company also uses FFO excluding certain gain and loss items that management considers unrelated to the operational and financial performance of our core business ("Core FFO"). The Company believes that Core FFO provides enhanced comparability for investor evaluations of period-over-period results.
The Company believes that GAAP net income (loss) is the most directly comparable measure to FFO. The principal limitation of FFO is that it does not replace GAAP net income (loss) as a performance measure or GAAP cash flow from operations as a liquidity measure. Because FFO excludes significant economic components of GAAP net income (loss) including depreciation and amortization, FFO should be used as a supplement to GAAP net income (loss) and not as an alternative to it. Furthermore, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO is calculated in accordance with the Company's interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that interpret the NAREIT definition differently.
NOI is derived from revenues minus property operating expenses and real estate taxes. NOI is a non-GAAP financial measure that the Company believes is helpful to investors as a supplemental measure of operating performance because it is an indicator of the return on property investment and provides a method of comparing property performance over time. The Company uses NOI as a key measure when evaluating performance and growth of particular properties and / or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense and non-property specific expenses such as general and administrative expenses, all of which are significant costs. Therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.
The Company believes that GAAP net income (loss) is the most directly comparable measure to NOI. NOI should not be considered to be an alternative to GAAP net income (loss) as an indication of the Company's financial performance or GAAP cash flow from operating activities as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. Because of the inclusion of items such as interest, depreciation and amortization, the use of GAAP net income (loss) as a performance measure is limited as these items may not accurately reflect the actual change in market value of a property, in the case of depreciation and in the case of interest, may not necessarily be linked to the operating performance of a real estate asset, as it is often incurred at a parent company level and not at a property level.
EBITDA as defined by NAREIT (referred to as "EBITDAre") is calculated as GAAP net income (loss), plus interest expense, plus income tax expense, plus depreciation and amortization, plus or minus losses or gains on the disposition of depreciated property (including losses or gains on change of control), plus impairment write-downs of depreciated property and of investments in nonconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity's share of EBITDAre of nonconsolidated affiliates. EBITDAre is a non-GAAP financial measure that the Company uses to evaluate its ability to incur and service debt, fund dividends and other cash needs and cover fixed costs.
1st Quarter 2022 Supplemental Information     25          Sun Communities, Inc.

Investors utilize EBITDAre as a supplemental measure to evaluate and compare investment quality and enterprise value of REITs. The Company also uses EBITDAre excluding certain gain and loss items that management considers unrelated to measurement of the Company's performance on a basis that is independent of capital structure ("Recurring EBITDA").
The Company believes that GAAP net income (loss) is the most directly comparable measure to EBITDAre. EBITDAre is not intended to be used as a measure of the Company's cash generated by operations or its dividend-paying capacity, and should therefore not replace GAAP net income (loss) as an indication of the Company's financial performance or GAAP cash flow from operating, investing and financing activities as measures of liquidity.
(2)Same Property results for our MH and RV properties reflect constant currency for comparative purposes. Canadian currency figures in the prior comparative period have been translated at 2022 average exchange rates.
(3)The Same Property MH and RV blended occupancy for 2022 is derived from 124,118 developed sites, of which 121,526 were occupied. The Same Property adjusted MH and RV blended occupancy percentage is derived from 123,346 developed sites, of which 121,526 were occupied. The number of developed sites excludes RV transient sites and nearly 1,100 recently completed but vacant MH expansion sites.
The Same Property adjusted MH and RV blended occupancy percentage for 2021 has been adjusted to reflect incremental period-over-period growth from newly rented expansion sites and the conversion of transient RV sites to annual RV sites.
(4)The effect of certain anti-dilutive convertible securities is excluded from these items.
(5)Revenue producing site net gains do not include occupied sites acquired during that year.
(6)Other expenses, net was as follows (in millions):

	Three Months Ended
	March 31, 2022	March 31, 2021
Contingent consideration expense	$—	$(0.1)
Repair reserve on repossessed homes	(0.6)	(0.4)
Other expenses, net	$(0.6)	$(0.5)

(7)Business combination expense and other acquisition related costs represent (a) the expenses incurred to bring recently acquired properties up to the Company's operating standards, including items such as tree trimming and painting costs that do not meet the Company's capitalization policy, and (b) nonrecurring integration expenses associated with new acquisitions during the three months ended March 31, 2022 and 2021, and (c) dead deal costs related to acquisitions and (d) costs associated with the termination of the bridge loan commitment during the three months ended March 31, 2022 related to the acquisition of Park Holidays.
(8)Other adjustments, net was as follows (in millions):

	Three Months Ended
	March 31, 2022	March 31, 2021
Contingent consideration expense	$—	$0.1
Deferred tax benefit	—	(0.2)
RV rebranding non-recurring cost	1.9	—
Other adjustments, net	$1.9	$(0.1)
(9)Line of credit and other debt includes borrowings under the Company's $2.0 billion Senior Credit Facility and a $28.4 million unsecured term loan which had been secured prior to July 1, 2021.
Line of credit and other debt previously included borrowings under the Company's $2.0 billion credit facility, the debt under the Company's $12.0 million MH floor plan facility which was terminated in October 2021, and the unsecured term loan which had been secured prior to July 1, 2021.
(10)Same Property results for our MH and RV properties net $19.6 million and $17.3 million of certain utility revenue against the related utility expense in property operating and maintenance expense for the three months ended March 31, 2022 and 2021, respectively.
1st Quarter 2022 Supplemental Information     26          Sun Communities, Inc.

(11)Same Property supplies and repair expense for our MH and RV properties excludes $0.4 million for the three months ended March 31, 2021, of expenses incurred for recently acquired properties to bring the properties up to the Company's operating standards, including items such as tree trimming and painting costs that do not meet the Company's capitalization policy.
(12)Same Property results for our marina properties net $2.5 million and $2.6 million of utility revenue against the related utility expense in property operating and maintenance expense for the three months ended March 31, 2022 and 2021, respectively.
(13)Monthly base rent per site pertains to annual RV sites and excludes transient RV sites.
(14)Calculated using actual results without rounding.
(15)Acquisitions and Other is comprised of recent acquisitions, recently opened ground-up development projects in stabilization and properties undergoing redevelopment.
(16)MH and annual RV developed sites, Occupied MH and annual RV, and MH and annual RV occupancy percentage includes MH and annual RV sites, and excludes transient RV sites, as applicable.
(17)As of March 31, 2022, total portfolio MH occupancy was 96.7 percent inclusive of the impact of over 1,000 recently constructed but vacant MH expansion sites, and annual RV occupancy was 100.0 percent.
(18)Total sites for development were comprised of approximately 72.8 percent for expansion, 22.4 percent for greenfield development and 4.8 percent for redevelopment.
(19)Capital expenditures related to acquisitions represent the purchase price of existing operating properties (including marinas) and land parcels to develop expansions or new properties. Expenditures consist of capital improvements identified during due diligence that are necessary to bring the communities, resorts and marinas to the Company's operating standards. These costs for the three months ended March 31, 2022 include $20.0 million at our MH and RV properties and $42.6 million at our marina properties. For the years ended December 31, 2021 and 2020, these costs were $75.8 million at our MH and RV properties and $100.7 million at our marina properties, and $40.6 million at our MH and RV properties, respectively. These include items such as: upgrading clubhouses; landscaping; new street light systems; new mail delivery systems; pool renovation including larger decks, heaters, and furniture; new maintenance facilities; lot modifications; and new signage including main signs and internal road signs. These are considered acquisition costs and although identified during due diligence, often require 24 to 36 months after closing to complete.
(20)Expansion and development expenditures consist primarily of construction costs such as roads, activities, and amenities, and costs necessary to complete home and RV site improvements, such as driveways, sidewalks and landscaping at our MH communities and RV resorts. Expenditures also include costs to rebuild after damage has been incurred at MH, RV or marina properties, and research and development.
(21)Property recurring capital expenditures are necessary to maintain asset quality, including purchasing and replacing assets used to operate the communities, resorts and marinas. Recurring capital expenditures at our MH and RV properties include items such as: major road, driveway, pool improvements; clubhouse renovations; adding or replacing street lights; playground equipment; signage; maintenance facilities; manager housing and property vehicles. Recurring capital expenditures at our marinas include items such as: dredging, dock repairs and improvements, and equipment maintenance and upgrades. The minimum capitalized amount is five hundred dollars.
(22)Lot modification capital expenditures are incurred to modify the foundational structures required to set a new home after a previous home has been removed. These expenditures are necessary to create a revenue stream from a new site renter and often improve the quality of the community. Other lot modification expenditures include land improvements added to annual RV sites to aid in the conversion of transient RV guests to annual contracts.
(23)Growth projects consist of revenue generating or expense reducing activities at MH communities, RV resorts and marinas. This includes, but is not limited to, utility efficiency and renewable energy projects, site, slip or amenity upgrades such as the addition of a garage, shed or boat lift, and other special capital projects that substantiate an incremental rental increase.
(24)Rebranding includes new signage at our RV resorts and costs of building an RV mobile application and updated website.
Certain financial information has been revised to reflect reclassifications in prior periods to conform to current period presentation.
1st Quarter 2022 Supplemental Information     27          Sun Communities, Inc.